Exhibit 99.1

WageWorks Reports Fourth Quarter and Full Year 2012 Financial Results

  Fourth Quarter 2012 total revenue of $46.7 million, a 37% increase year-over-year
  Full year 2012 total revenue of $177.3 million, a 31% increase over 2011
  Fourth Quarter 2012 GAAP net income attributable to common stockholders for diluted EPS of $2.7 million or $0.09 per diluted share. Non-GAAP net income per diluted share of $0.13
  Full year 2012 GAAP net income attributable to common stockholders for diluted EPS of $7.9 million or $0.33 per diluted share. Non-GAAP net income per diluted share of $0.58
  Fourth Quarter 2012 non-GAAP adjusted EBITDA of $10.4 million, a 57% increase year-over-year
  Full Year 2012 non-GAAP adjusted EBITDA of $41.4 million, a 37% increase over 2011

SAN MATEO, Calif.--(BUSINESS WIRE)--February 20, 2013--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leading provider of Consumer-Directed Benefits (CDBs), such as pretax accounts for health, commuter and other employee benefits, today announced the Company's financial results for its fourth quarter and fiscal year ended December 31, 2012.

“We are very pleased with our accomplishments in 2012,” said Joe Jackson, Chief Executive Officer of WageWorks. “We had a successful initial public offering, saw record sales results, established a highly productive channel partnership with Aflac, and completed portfolio purchases of Choice Strategies and Benefit Concepts, as well as the strategic acquisition of TransitChek.”

“Our fourth quarter was a very strong close to an excellent year,” added Jackson. “We gained a substantial number of new employer clients and employee participants, and maintained our outstanding client renewal rates through the open enrollment period. Our business model provides us significant visibility into our expected operating results for fiscal 2013, and we believe the investments we are making in sales, marketing and product innovation position us well to continue delivering on our growth objectives.”

For the fourth quarter, WageWorks reported total revenue of $46.7 million, compared to $34.0 million for the fourth quarter of 2011, an increase of 37 percent. Healthcare revenue was $29.6 million, compared to $22.3 million for the fourth quarter of 2011, an increase of 32 percent. Commuter revenue was $13.5 million, compared to $8.5 million for the fourth quarter of 2011, an increase of 60 percent. Other revenue was $3.6 million, compared to $3.2 million for the fourth quarter of 2011, an increase of 12 percent.

GAAP operating income was $5.3 million for the fourth quarter of 2012, compared to GAAP operating income of $2.4 million for the fourth quarter of 2011. On a non-GAAP basis, fourth quarter of 2012 operating income was $7.7 million, compared to non-GAAP operating income of $4.5 million for the fourth quarter of 2011.

GAAP net income attributable to common stockholders for diluted EPS was $2.7 million, or $0.09 per diluted share, for the fourth quarter of 2012, compared to GAAP net income attributable to common stockholders for diluted EPS of $22.5 million, or $1.03 per diluted share, for the fourth quarter of 2011. In the fourth quarter of 2011, GAAP net income attributable to common stockholders for diluted EPS benefited from the release of the $25.9 million valuation allowance that was determined should no longer be maintained.

On a non-GAAP net income basis, fourth quarter of 2012 net income was $4.3 million, or $0.13 per diluted share, compared to non-GAAP net income of $4.8 million, or $0.16 per diluted share, for the fourth quarter of 2011. Non-GAAP net income for the fourth quarter of 2012 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of these items. For the fourth quarter of 2011, non-GAAP net income also excludes expenses related to accretion of redemption premium expense and loss from revaluation of warrants.

Non-GAAP adjusted EBITDA was $10.4 million for the fourth quarter of 2012, compared to non-GAAP adjusted EBITDA of $6.7 million for the fourth quarter of 2011.

For the full year 2012, WageWorks reported total revenue of $177.3 million, compared to $135.6 million for the full year 2011, an increase of 31 percent. Healthcare revenue was $112.9 million, compared to $90.9 million for full year 2011, an increase of 24 percent. Commuter revenue was $51.8 million, compared to $33.3 million for the full year 2011, an increase of 55 percent. Other revenue was $12.6 million, compared to $11.4 million for the full year 2011, an increase of 10 percent.

GAAP operating income was $18.9 million for the full year 2012, compared to GAAP operating income of $13.6 million for the full year 2011. On a non-GAAP basis, full year 2012 operating income was $31.7 million, compared to non-GAAP operating income of $21.2 million for the full year 2011.

GAAP net income attributable to common stockholders for diluted EPS was $7.9 million, or $0.33 per diluted share, for the full year 2012, compared to GAAP net income attributable to common stockholders for diluted EPS of $28.7 million, or $1.43 per diluted share, for the full year 2011.

On a non-GAAP net income basis, full year 2012 net income was $17.5 million, or $0.58 per diluted share, compared to non-GAAP net income of $21.0 million, or $0.67 per diluted share, for the full year 2011. Non-GAAP net income for the full year 2012 and 2011 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, accretion of redemption premium expense, gains or losses from revaluation of warrants and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $41.4 million for the full year 2012, compared to non-GAAP adjusted EBITDA of $30.3 million for the full year 2011.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the fourth quarter and full year 2012 and 2011 is detailed in the tables provided in this press release.

As of December 31, 2012, WageWorks had cash and cash equivalents totaling $305.1 million. This compares to cash and cash equivalents totaling $238.9 million as of September 30, 2012.

The Company's Conference Call Information

WageWorks will host a conference call today, February 20, 2013, at 5:00 p.m. ET to discuss the Company’s fourth quarter and fiscal year ended December 31, 2012 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 866 314.9013 (toll-free) or 617-213-8053, and enter pass code 17063258. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A replay will be available at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 59255846.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures, that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains or losses from revaluation of warrants, contingent consideration expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, the expected benefits of Aflac, our acquisition of new employer clients, our retention of exiting employer clients, the expected benefits of our portfolio purchases, the demand for our consumer-directed benefits solutions, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, the participation of employees in our employer clients’ consumer-directed benefits programs, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leading provider of Consumer-Directed Benefits (CDBs) in the United States. WageWorks administers and operates a broad array of CDBs, including pretax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), as well as Commuter Benefit Services, including transit and parking programs, Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), and other employee benefits.

WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, please visit the website at www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$22,327	$29,552	$90,917	$112,905
Commuter	8,465	13,515	33,325	51,817
Other	3,213	3,590	11,395	12,560
Total revenues	34,005	46,657	135,637	177,282

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	14,504	16,760	55,651	64,647
Technology and development	3,184	5,103	13,526	18,849
Sales and marketing	5,506	8,964	20,697	30,341
General and administrative	5,247	7,086	20,876	28,839
Amortization and change in contingent consideration	3,167	3,429	11,327	15,674
Total operating expenses	31,608	41,342	122,077	158,350
Income from operations	2,397	5,315	13,560	18,932
Other income (expenses):
Interest income	9	3	36	36
Interest expense	(172)	(459)	(494)	(1,772)
Gain on revaluation of warrants	(217)	-	351	381
Other income	-	2	-	48
Income before income taxes	2,017	4,861	13,453	17,625
Income tax benefit (provision)	20,503	(2,119)	19,868	(7,126)
Net income	22,520	2,742	33,321	10,499
Accretion of redemption premium expense	(904)	-	(6,209)	(2,301)
Net income attributable to common stockholders	$21,616	$2,742	$27,112	$8,198
Add back: accretion of redemption premium related to dilutive redeemable preferred stock	904	-	1,587	(260)
Net income attributable to common stockholders for diluted EPS	$22,520	$2,742	$28,699	$7,938

Basic net income per share attributable to common stockholders	$14.02	$0.09	$17.65	$0.45
Diluted net income per share attributable to common stockholders	$1.03	$0.09	$1.43	$0.33

Shares used in basic net income per share calculations	1,542	29,761	1,536	18,138
Shares used in diluted net income per share calculations	21,825	31,898	20,086	24,414

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
	(unaudited)
Cost of revenues	$48	$62	219	$282
Technology and development	59	102	256	323
Sales and marketing	83	178	391	476
General and administrative	342	552	1,378	2,669
	$532	$894	$2,244	$3,750

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2012
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$154,621	$305,052
Restricted cash, current portion	2,383	1,147
Accounts receivable, less allowance for doubtful accounts of $69 and $403 at December 31, 2011 and December 31, 2012, respectively	15,647	22,924
Deferred tax asset - current	1,291	11,855
Prepaid expenses and other current assets	5,887	6,309
Total current assets	179,829	347,287
Restricted cash, net of current portion	2,526	2,432
Property and equipment, net	19,014	24,777
Goodwill	46,233	94,827
Acquired intangible assets, net	12,555	47,506
Deferred tax asset	16,978	-
Other assets	1,561	1,938
Total assets	$278,696	$518,767

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$21,415	$42,034
Customer obligations	169,959	249,801
Short-term contingent payment	8,976	6,818
Short-term debt	14,901	-
Other current liabilities	394	2,726
Total current liabilities	215,645	301,379
Long-term debt	-	44,371
Warrants	1,119	-
Long-term contingent payment, net of current portion	-	11,772
Deferred tax liability	-	2,450
Other non-current liabilities	1,820	2,384
Total liabilities	218,584	362,356
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, Series C ($24,999 liquidation preference). Authorized 6,306 shares; issued and outstanding 5,882 shares at December 31, 2011 and no shares outstanding at December 31, 2012	36,570	-
Redeemable convertible preferred stock, Series D ($15,998 liquidation preference). Authorized 2,465 shares; issued and outstanding 2,465 shares at December 31, 2011 and no shares outstanding at December 31, 2012	17,771	-
Redeemable convertible preferred stock, Series E ($21,179 liquidation preference). Authorized 5,295 shares; issued and outstanding 5,295 shares at December 31, 2011 and no shares outstanding at December 31, 2012	27,828	-
Total redeemable convertible preferred stock	82,169	-
Stockholders' equity (deficit):
Convertible preferred stock, $0.001 par value ($31,916 liquidation preference). Authorized 26,392 shares, outstanding 17,645 shares at December 31, 2011 and no shares outstanding at December 31, 2012	33,965	-
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 1,738 shares at December 31, 2011 and 31,571 shares at December 31, 2012	2	32
Treasury stock at cost 192 shares at December 31, 2011 and 200 shares at December 31, 2012	(433)	(546)
Additional paid-in capital	19,029	221,046
Accumulated deficit	(74,620)	(64,121)
Total stockholders' equity (deficit)	(22,057)	156,411
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$278,696	$518,767

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2011	2012

Cash flows from operating activities:
Net income	$33,321	$10,499
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,199	2,950
Amortization and change in contingent consideration	11,327	15,674
Stock-based compensation	2,244	3,750
Revaluation of warrants	(351)	(381)
Loss on disposal of fixed assets	51	178
Loss on impairment of long-lived assets	116	-
Payment of contingent consideration in excess of initial measurement	(662)	(3,361)
Provision for doubtful accounts	61	(261)
Deferred taxes	(20,198)	6,688
Excess tax benefit from exercise of stock options	-	(1,901)
Changes in operating assets and liabilities:
Accounts receivable	475	(5,538)
Prepaid expenses and other current assets	(3,996)	(2,659)
Other assets	204	(160)
Accounts payable and accrued expenses	(29)	5,075
Customer obligations	28,917	23,680
Other liabilities	510	1,900
Net cash provided by operating activities	55,189	56,133
Cash flows used in investing activities:
Purchases of property and equipment	(9,408)	(12,291)
Cash consideration for business acquisitions, net of cash acquired	(1,852)	8,212
Cash paid for acquisition of client contracts	-	(6,006)
Change in restricted cash	(1,334)	1,790
Net cash used in investing activities	(12,594)	(8,295)
Cash flows from financing activities:
Proceeds from debt	12,064	29,470
Proceeds from initial public offering net of underwriters commissions and discounts	-	62,557
Proceeds from follow-on offering net of underwriters commissions and discounts	-	16,450
Proceeds from exercise of warrants	-	1,740
Proceeds from exercise of common stock options	27	4,392
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	-	852
Payment of contingent consideration	(4,288)	(14,656)
Purchase of treasury stock	(57)	(113)
Excess tax benefit from exercise of stock options	-	1,901
Net cash provided by financing activities	7,746	102,593
Net increase in cash and cash equivalents	50,341	150,431
Cash and cash equivalents at beginning of period	104,280	154,621
Cash and cash equivalents at end of period	$154,621	$305,052

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012

GAAP income from operations	$2.4	$5.3	$13.6	$18.9
Stock-based compensation	0.5	0.9	2.2	3.8
Amortization of acquired intangibles	0.6	1.9	2.7	6.6
Contingent consideration	1.0	(0.4)	2.7	2.4
Non-GAAP income from operations	$4.5	$7.7	$21.2	$31.7
Non-GAAP income from operations as a percentage of total revenue	13.2%	16.5%	15.6%	17.9%

Net income:
	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012

GAAP net income attributable to common stockholders for diluted EPS	$22.5	$2.7	$28.7	$7.9
Accretion of redemption premium expense	0.9	-	6.2	2.3
Stock-based compensation	0.5	0.9	2.2	3.8
Amortization of acquired intangibles	0.6	1.9	2.7	6.6
(Gain) loss from revaluation of warrants	0.2	-	(0.4)	(0.4)
Contingent consideration	1.0	(0.4)	2.7	2.4
Tax effect of above adjustments	(20.9)	(0.9)	(21.1)	(5.2)
Non-GAAP net income	$4.8	$4.3	$21.0	$17.5

Weighted average shares outstanding used in computing GAAP per share amounts (diluted)	21.8	31.9	20.1	24.4
Add:
Additional weighted average shares giving effect to initial public offering	7.5	-	7.5	2.8
Additional weighted average shares giving effect to follow-on offering	1.0	-	1.0	0.7
Additional weighted average shares giving effect to anti-dilutive preferred shares	-	-	2.6	2.1
Weighted average shares used in computing Non-GAAP per share amounts **	30.3	31.9	31.2	30.0

Non-GAAP diluted net income per share	$0.16	$0.13	$0.67	$0.58

** Reflects the issuance of shares of common stock as though the completion of the initial public offering and follow-on offering had occurred at the beginning of the respective periods and anti-dilutive preferred shares excluded from the calculation of GAAP per share amounts.

Reconciliation of GAAP net income attributable to common stockholders to Non-GAAP Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
GAAP net income attributable to common stockholders	$21.6	$2.7	$27.1	$8.2
Accretion of redemption premium expense	0.9	-	6.2	2.3
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.2	0.5	0.5	1.8
Income tax provision	(20.5)	2.1	(19.9)	7.1
Depreciation	0.6	0.8	3.2	2.9
Amortization and change in contingent consideration	3.2	3.4	11.3	15.7
Stock-based compensation expense	0.5	0.9	2.2	3.8
Gains from revaluation of warrants	0.2	-	(0.4)	(0.4)
Adjusted EBITDA	$6.7	$10.4	$30.3	$41.4

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com